UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2010

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On October 27, 2010, Energy XXI (Bermuda) Limited (“the Company”) announced it has commenced, subject to market conditions, concurrent underwritten public offerings of 9,500,000 shares of its common stock and $200 million (800,000 shares) of convertible perpetual preferred stock.  The Company also intends to grant the underwriters a 30-day option to purchase up to 1,425,000 additional shares of its common stock and 120,000 additional shares of its preferred stock to cover over-allotments, if any.

The Company intends to use a portion of the net proceeds from these offerings to purchase approximately $119 million aggregate principal amount of its 16% Second Lien Junior Secured Notes due 2014 and to repay approximately $91.5 million of revolving credit facility debt.  The remainder of such net proceeds will be used for general corporate purposes, including the repayment of debt, to fund capital expenditures and for acquisitions.  A copy of the press release is attached hereto as Exhibit 99.1, is incorporated by reference, and is hereby furnished.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Energy XXI (Bermuda) Limited, dated October 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

By: /s/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer
October 27, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Energy XXI (Bermuda) Limited, dated October 27, 2010.